Exhibit 10.1

SETTLEMENT AGREEMENT
This Settlement Agreement (the “Agreement”) is effective as of January 30, 2018 among: The Kroger Co.; Safeway, Inc.; Walgreen Co.; Hy-Vee, Inc.; Albertsons LLC; The Great Atlantic & Pacific Tea Company; H.E. Butt Grocery Company; Publix Super Markets, Inc.; Supervalu Inc.; and Giant Eagle, Inc. (collectively “Direct Action Plaintiffs” or “DAPs”); and Cal-Maine Foods, Inc. (“Cal-Maine”) (DAPs and Cal-Maine are collectively the “Parties”).
RECITALS
DAPs have filed lawsuits against Cal-Maine and other defendants that are currently pending in multidistrict litigation in In re Processed Egg Products Antitrust Litigation, MDL 2002, Case No. 2:08-md-2002-GEKP (E.D. Pa.) (the “MDL Proceeding”). The four actions brought by the settling DAPs (collectively, the “Litigation”) are as follows:
The Kroger Co., Safeway Inc., Walgreen Co., Hy-Vee, Inc., Albertsons LLC, The Great Atlantic & Pacific Tea Company, Inc., and H.E. Butt Grocery Company v. United Egg Producers, Inc., et al., Civil Action No. 2:10-cv-06705-GEKP;
Publix Super Markets, Inc., v. United Egg Producers, Inc., et al., Civil Action No. 2:10-cv-06737-GEKP;
Supervalu Inc. v. United Egg Producers, Inc., et al., Civil Action No. 2:10-cv-06736-GEKP; and
Giant Eagle, Inc. v. United Egg Producers, Inc., et al., Civil Action No. 2:11-cv-00820-GEKP.
DAPs include all of the Plaintiffs in these four actions except Conopco, Inc. For the avoidance of doubt, Conopco, Inc. is not a party to, and is not governed by, this Agreement.
DAPs are direct purchasers of shell eggs and egg products (as defined in the Litigation) from Cal-Maine and the other Defendants in the Litigation.
In the Litigation, DAPs allege that Cal-Maine participated in an unlawful conspiracy to raise, fix, maintain and/or stabilize the price of, and reduce the supply of, shell eggs and egg products in the United States in violation of the federal antitrust laws and the Valentine Act in Ohio (the “Asserted Claims”).
Cal-Maine denies all allegations of wrongdoing in the Litigation. However, despite its belief that it is not liable for, and has good defenses to, the Asserted Claims, Cal-Maine desires to settle the Litigation, and thus avoid the expense, uncertainty, risk, exposure, inconvenience, and distraction of continued proceedings in the Litigation.

Exhibit 10.1

The Parties desire to settle the Litigation on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the above-mentioned recitals, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Definitions. As used in this Agreement:
a.“Effective Date” is January 30, 2018;
b.“Cal-Maine” means Cal-Maine Foods, Inc. and its parents, subsidiaries, and affiliates, each of their respective past and present officers, directors, and employees, and each of their respective agents whom they control. For the avoidance of doubt, the term “Cal-Maine” shall not include any other defendant in the Litigation;
c.“Person” means a natural person, partnership, limited partnership, limited liability company, limited liability partnership, association, joint venture, corporation, legal representative, trustee, trustee in bankruptcy, receiver, governmental authority, or any other legal entity whatsoever;
d.“DAPs” means each of the Direct Action Plaintiffs and each of their respective parents, subsidiaries, and affiliates, each of their respective past and present officers, directors, and employees, and each of their respective agents whom they control in their respective capacity on behalf of a given DAP. For the avoidance of doubt, the term “DAPs” shall include each Person identified in a given DAP’s requests for exclusion from the direct purchaser class action in the MDL Proceeding, and any assignor whose assigned claims a DAP has prosecuted in the Litigation only with respect to that portion of the assignor’s claim that it assigned to a DAP Releasor;
e.“Released Claims” means claims released under this Agreement; and
f.“Releasor” means a Person releasing claims under this Agreement.
2.    Settlement Payment. Within 45 days of the full execution of this Agreement by all Parties, and in consideration for the settlement of DAPs’ claims against Cal-Maine in the Litigation and the releases given hereby, Cal-Maine shall pay DAPs a lump sum payment of $80,750,000 million (Eighty Million Seven Hundred Fifty Thousand Dollars) (the “Settlement Payment”) pursuant to wiring instructions provided by Kenny Nachwalter, P.A., counsel for the Kroger Plaintiffs in the Litigation. DAPs shall be solely responsible for allocating this Settlement Payment between and among themselves, and shall be solely responsible for any tax consequences of the Settlement Payment.
3.    DAPs’ Release of Cal-Maine
a.DAPs each discharge and release, unconditionally, absolutely and forever, Cal-Maine from any and all claims (including actions, causes of action, demands, judgments, debts, expenses, losses, liabilities, and obligations of any kind and of whatever nature or character, whether

Exhibit 10.1

known or unknown, whether asserted or unasserted, whether direct or indirect, whether at law or in equity, whether contractual, common law or statutory, whether arising under federal, state, common, or foreign law, or whether accrued, actual, contingent, latent or otherwise) regarding shell eggs and egg products, existing as of the date the Parties sign this Agreement, that: (i) were made, asserted or brought in the Litigation, (ii) could have been made, asserted or brought in the Litigation, or (iii) are based upon the facts, allegations, transactions, or conduct alleged in the Litigation (the “DAP Released Claims”). In the interest of clarity, under the foregoing release, DAPs discharge and release, unconditionally, absolutely and forever, Cal-Maine from any and all liability for conduct alleged in the Litigation (including but not limited to Cal-Maine’s participation in the UEP Certified Program) that continues after the Effective Date of this Agreement.  Provided, however, that if, after the Effective Date, any provision of the UEP Certified Program is enjoined or modified by Court Order, then the release under this Agreement as to Cal-Maine’s conduct occurring after the Effective Date shall not apply to Cal-Maine’s conduct that violates such a Court Order.  In addition, to the extent that the UEP Certified Program as it exists as of the Effective Date of this Agreement is materially modified to be less restrictive (e.g., if the provisions in the UEP Certified Program regarding the backfilling ban, the 100% Rule, or the cage space allowance is/are removed or relaxed), then the release of Cal-Maine as to post-Effective Date participation in the UEP Certified Program would apply only to participation in the UEP Certified Program as so modified.  To the extent the UEP Certified Program as it exists as of the Effective Date of this Agreement is materially modified to be more restrictive (e.g., more cage space per layer), then the release of Cal-Maine as to post-Effective Date participation in the UEP Certified Program would not apply to compliance with the more restrictive material modifications. Provided, however, that whether an increase in the amount of cage space required per layer is sufficiently large to be considered a "material modification" under this paragraph would depend on the facts and circumstances.
b.DAPs’ release in this paragraph encompasses DAPs’ purchases of shell eggs and egg products, and DAPs relinquish their right to appeal as to Cal-Maine any Order from the Court in the MDL Proceeding, specifically including the Order dated September 6, 2016, DE 1436 (dismissing claims arising out of the purchase of egg products) as it pertains to claims against Cal-Maine.
c.DAPs’ release of claims in this paragraph does not include claims arising in the ordinary course of business between any DAP and Cal-Maine that are unrelated to the allegations in the Litigation. For example, the release in this paragraph does not cover claims for product liability, breach of contract, breach of warranty, intellectual property indemnification, most favored customer pricing, contract discounts, contract rebates or credits, taxes, customs duties, and the collection and payment in the ordinary course of business of accounts payable and accounts receivable unrelated to the allegations in the Litigation. DAPs’ release of claims in this paragraph also does not include cage-free eggs.
d.DAPs’ release in this paragraph, and this Settlement Agreement, do not apply to any other defendant in the Litigation, and nothing in this Agreement should be construed to release any claim that the DAPs have or may claim to have against alleged Defendants or co-conspirators in the Litigation (except Cal-Maine) relating to the DAP Released Claims. Cal-Maine’ sales of shell eggs and egg products to DAPs, and the alleged damages flowing from those sales,

Exhibit 10.1

remain in DAPs’ claims as against alleged Defendants and co-conspirators in the Litigation (except for Cal-Maine).
4.    Cal-Maine’s Release of DAPs
a.Cal-Maine discharges and releases, unconditionally, absolutely and forever, each DAP from any and all claims (including actions, causes of action, demands, judgments, debts, expenses, losses, liabilities, and obligations of any kind and of whatever nature or character, whether known or unknown, whether asserted or unasserted, whether direct or indirect, whether at law or in equity, whether contractual, common law or statutory, whether arising under federal, state, common, or foreign law, or whether accrued, actual, contingent, latent or otherwise) made or brought for the purpose of recovering damages or obtaining any equitable or other relief regarding both shell eggs and egg products, existing as of the date the Parties sign this Agreement, that: (a) were made, asserted or brought in the Litigation, or (b) could have been made, asserted or brought in the Litigation (the “Cal-Maine Released Claims”).
b.Cal-Maine’s release of claims in this paragraph does not include claims arising in the ordinary course of business between Cal-Maine and any DAP that are unrelated to the allegations in the Litigation. For example, the release in this paragraph does not cover claims related to product liability, breach of contract, breach of warranty, intellectual property indemnification, business torts, contract discounts, contract rebates or credits, taxes, customs duties, and the collection and payment in the ordinary course of business of accounts payable and accounts receivable unrelated to the allegations in the Litigation.
c.Cal-Maine’s release in this paragraph, and this Settlement Agreement, do not apply to any other Defendant in the Litigation. Cal-Maine warrants that it has conveyed no interest that allows any other Defendant in the Litigation to be released of the Cal-Maine Released Claims.
5.    Release Applies According to its Terms.
a.The provisions of the releases set forth in paragraphs 3 and 4 above shall apply according to their terms, including their extension to claims otherwise included in the releases set forth above which DAPs or Cal-Maine do not know or suspect to exist in their favor at this time. Each DAP and Cal-Maine understand that it may hereafter discover facts other than or different from those which each knows or believes to be true with respect to the claims that are the subject matter of this Agreement, but each expressly and fully, finally and forever waives and relinquishes, and forever settles and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claim within the scope of the releases set forth in paragraphs 3 and 4 above, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts.
b.Further, against each other, DAPs and Cal-Maine also release any defenses, rights and benefits existing under any law or principle of law of any jurisdiction that would limit or restrict the extent, effect or scope of the provisions of the releases set forth in paragraphs 3 and 4 above, without regard to the subsequent discovery or existence of such other or different facts. Without limitation, each DAP and Cal-Maine waives California Civil Code Section 1542 and similar

Exhibit 10.1

or comparable present or future law or principle of law of any jurisdiction. Each DAP and Cal-Maine certifies that it is aware of and has read and reviewed the following provision of California Civil Code Section 1542 (“Section 1542”): “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” The provisions of the releases set forth in paragraphs 3-5 shall apply according to their terms, regardless of the provisions of Section 1542. Each DAP and Cal-Maine also expressly and irrevocably waives any and all defenses, rights, and benefits that each DAP and Cal-Maine may have under any similar statute in effect in any other jurisdiction that, absent such waiver, might limit the extent or effect of the release.
6.    Dismissal of Litigation. Within three (3) business days following full payment by Cal-Maine of the Settlement Payment, DAPs shall cause to be filed a Stipulation for Dismissal with Prejudice and Proposed Order of Dismissal with Prejudice, in form accompanying this Agreement as Exhibits 1 and 1-A, dismissing with prejudice all claims in the Litigation against Cal-Maine, with each party bearing its own costs and attorneys’ fees. DAPs shall deliver courtesy copies of these stipulations and proposed orders to the chambers of the Judge in the Litigation.
7.    Cooperation. Prior to a trial involving any DAP in the Litigation, Cal-Maine shall, at the request of DAPs’ counsel, furnish declarations by persons qualified to testify as to authenticity and in support of admissibility of documents or business records produced by Cal-Maine, and, to the extent possible, any documents produced by other Defendants or any alleged co-conspirators in the Litigation authored, created, sent, or received by Cal-Maine. DAPs’ counsel agree to use reasonable efforts to minimize the burden to Cal-Maine of any such authentication or business records declarations, including by attempting to persuade any party to the Litigation to stipulate to the authenticity and admissibility of any document that would be addressed by any Cal-Maine declaration. The Parties also agree to work in good faith to draft a declaration if one is necessary, provided the DAPs shall prepare the first draft at Cal-Maine’s direction. DAPs’ counsel also agree to seek to persuade the Court that any declaration provided by Cal-Maine is a sufficient basis for the admission into evidence of any documents that would be addressed by a Cal-Maine declaration. However, if the Court rules that live testimony from a Cal-Maine witness is a necessary predicate for admissibility of the documents sought to be introduced at trial by DAPs and addressed by any Cal-Maine declaration, Cal-Maine agrees it will make a qualified current employee available to testify at trial regarding the authenticity and in support of admissibility of those documents. The reference in this paragraph to “trial” refers to liability, damages, and injunctive relief trials in the Litigation against any defendant(s).
8.    No Decision on the Merits. This Agreement sets forth a compromise and settlement of disputed claims for the purpose of avoiding the costs, disruptions, and uncertainties associated with further litigation. Such compromise and settlement does not constitute a ruling or agreement on the merits of the Litigation.
9.    Non-admission.
a.This Agreement does not constitute an admission that Cal-Maine has violated any law, committed any tort, breached any agreement or committed any wrongdoing whatsoever.

Exhibit 10.1

Cal-Maine denies all allegations of wrongdoing or illegality made by DAPs in the Litigation. Without limitation, Cal-Maine denies that it has engaged or is continuing to engage in any anticompetitive behavior.
b.Neither this Agreement, nor any of its terms and provisions, nor any of the negotiations or proceedings associated with it, shall be offered or received in evidence as giving rise to a presumption, concession, admission, or evidence of any liability, fault or wrongdoing on the part of Cal-Maine.
10.    Representations and Warranties. Each of the Parties represents and warrants that: (a) the Party has all the requisite power and capacity to execute, deliver, and perform this Agreement, the Stipulation for Dismissal with Prejudice, and the Order of Dismissal with Prejudice; (b) this Agreement, the Stipulation for Dismissal with Prejudice, and the Order of Dismissal with Prejudice constitute legal, valid, and binding obligations, enforceable against the Party in accordance with their terms; (c) no consent or approval of any other Person is required to authorize execution of this Agreement, the Stipulation for Dismissal with Prejudice, and the Order of Dismissal with Prejudice and to perform the Party’s or its counsel’s obligations under this Agreement; (d) no promise, inducement or agreement not expressed in this Agreement has been made in connection with this Agreement; and (e) the Party has not entered into any agreement or arrangement with any Person that would preclude the Party from effectuating or fulfilling its obligations under this Agreement.
Each DAP further represents and warrants that: (a) the DAP owns and has not sold, assigned, transferred, hypothecated, pledged or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any claim asserted by the DAP in the Litigation or released through this Agreement, including without limitation the DAP Released Claims; (b) no Person (other than the DAP) has any interest in any claim the DAP has asserted in the Litigation or released through this Agreement, including without limitation the DAP Released Claims; and (c) the DAP is not aware of any Persons (other than the DAP) that have asserted any interest in any claim the DAP has brought in the Litigation or released through this Agreement, including without limitation the DAP Released Claims.
11.    Confidentiality Obligations. The Parties shall strictly maintain the confidentiality of the terms of this Agreement, except that the Parties may communicate the terms of this Agreement to their Boards of Directors and advisors and shall be permitted to disclose the terms publicly as deemed necessary or appropriate by their attorneys and accountants to comply with their financial or securities disclosure obligations. All negotiations, correspondence, statements, and proceedings connected with this Agreement are and shall remain confidential among the Parties (including their Boards of Directors and advisors) and shall not be disclosed or communicated by any Party or their counsel to any third party; provided, however that the Stipulation for Dismissal with Prejudice and the Order of Dismissal with Prejudice shall not be deemed to be confidential after they have been filed with the Court in the Litigation. Notwithstanding the foregoing, however, Cal-Maine and its advisors determined that this Agreement is material to Cal-Maine. Based on that determination, Cal-Maine has already made certain public disclosures regarding this settlement, and Cal-Maine may have to disclose a copy of this Agreement with its future public filings. These disclosures, and

Exhibit 10.1

any future disclosures by Cal-Maine reasonably consistent with such disclosures, shall not be deemed to be a violation of this Agreement.
12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
13.    Dispute Resolution. Any dispute arising out of or related to, in any way, directly or indirectly, this Agreement shall be resolved exclusively through a binding arbitration proceeding conducted under the Federal Arbitration Act by Jonathan Marks of Marks ADR, who will have complete discretion to set procedures. Any arbitration award or decision of Mr. Marks will be enforceable in the United States District Court for the Eastern District of Pennsylvania. Mr. Marks’ fees and out-of-pocket expenses shall be shared equally by the Parties to any eventual arbitration proceeding, but Mr. Marks shall have the discretion, in any final arbitration award or decision, to reallocate the payment of his fees and expenses between the parties to the arbitration.
14.    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated in this Agreement shall be borne by the Party incurring such expenses. DAPs expressly waive any claim for fees, costs, expenses, and attorneys’ fees from or against Cal-Maine.
15.    Successors and Assigns. This Agreement shall be binding upon the respective successors, trustees, heirs and permitted assigns of each of the Parties to this Agreement. This Agreement shall not be assignable or otherwise transferable by any DAP without the prior written consent of Cal-Maine, and any attempt to so assign or transfer this Agreement without such consent shall be void and of no effect.
16.    Severability. If any provision of this Agreement is held to be unenforceable for any reason, then it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to this Agreement to the extent possible.
17.    Drafting. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any Party, regardless of who drafted or was principally responsible for drafting this Agreement or any specific term or condition of this Agreement. Attorneys representing all Parties have participated in the drafting of this Agreement. This Agreement shall be deemed to have been drafted by all Parties, and no Party shall urge otherwise.
18.    Counterparts, Etc. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument. As used in this Agreement, except as the context otherwise indicates, the singular shall include the plural and vice versa and words of any gender shall include any other gender. The conjunction “or” shall be understood in its inclusive sense (and/or). The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” For purposes of this Agreement, a signature on a counterpart sent by facsimile or as a Portable Document Format (PDF) attachment to an email shall be fully binding as though it was

Exhibit 10.1

an original signature. This Agreement shall not become binding on any Party until each Party hereto has transmitted to the other Parties a counterpart executed by the transmitting Party.
19.    Entire Agreement. This Agreement constitutes the entire agreement between and among DAPs and Cal-Maine pertaining to the settlement of the Litigation against Cal-Maine only. This Agreement supersedes the Binding Agreement as to Material Terms dated December 29, 2017, and any other prior and contemporaneous undertakings of DAPs and Cal-Maine in connection therewith. In entering into this Agreement, DAPs and Cal-Maine have not relied upon any representations, warranties, promises, inducements, or understandings, oral or otherwise, made by DAPs or Cal-Maine not contained in this Agreement.
20.    Modification. This Agreement may be changed, modified, amended or supplemented only by a written instrument signed by all Parties to this Agreement.
21.    Waiver. The failure by any Party hereto to insist upon strict performance of any of the terms or conditions of this Agreement shall not be deemed a waiver of any of the rights or remedies that such Party may have and shall not be deemed a waiver of any subsequent breach or default. To be effective, any waiver with regard to this Agreement must be in writing and signed by the Party granting the waiver, and any such waiver shall apply only to the matter or instance specifically waived.
22.    Acknowledgement. Each Party represents, agrees, and acknowledges that such Party has been advised to discuss all aspects of this Agreement thoroughly with its counsel, that such Party has had a reasonable amount of time in which to review and consider this Agreement, that such Party has read the Agreement and understands all of the provisions herein, and that such Party is entering into this Agreement knowingly and voluntarily of such Party’s own free will. Each Party further represents that in executing this Agreement, such Party did not rely on any inducement, promise, or representation by anyone other than those embodied herein.
IN WITNESS WHEREOF, this Confidential Settlement Agreement has been executed and delivered by the Parties hereto on the dates indicated below.

Exhibit 10.1

Dated: January ___, 2018	THE KROGER CO. By: _____________________________ Title: ___________________________

Dated: January ___, 2018	SAFEWAY INC. By: ____________________________ Title: ___________________________
Dated: January ___, 2018	WALGREEN CO. By: _____________________________ Title: ___________________________

Dated: January ___, 2018	HY-VEE, INC. By: ____________________________ Title: ___________________________
Dated: January ___, 2018	ALBERTSONS LLC By: _____________________________ Title: ___________________________

Exhibit 10.1

Dated: January ___, 2018	THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. By: ____________________________ Title: ___________________________
Dated: January ___, 2018	H.E. BUTT GROCERY COMPANY By: _____________________________ Title: ___________________________

Dated: January ___, 2018	GIANT EAGLE, INC. By: ____________________________ Title: ___________________________
Dated: January ___, 2018	SUPERVALU INC. By: _____________________________ Title: ___________________________

Dated: January ___, 2018	PUBLIX SUPER MARKETS, INC. By: ____________________________ Title: ___________________________

Exhibit 10.1

Dated: January ___, 2018	CAL-MAINE FOODS, INC. By: _____________________________ Title: ___________________________

EXHIBIT 1

UNITED STATES DISTRICT COURT
IN THE EASTERN DISTRICT OF PENNSYLVANIA

____________________________________
:
IN RE: PROCESSED EGG PRODUCTS     :    MDL No. 2002
ANTITRUST LITIGATION         :    Case No: 08-md-02002
____________________________________:
:
THIS DOCUMENT APPLIES TO:     :
:
DIRECT ACTION PLAINTIFFS’         :
CASES                    :
____________________________________:

STIPULATION FOR DISMISSAL WITH
PREJUDICE OF DIRECT ACTION PLAINTIFFS’
CLAIMS AGAINST DEFENDANT CAL-MAINE FOODS, INC.
In accordance with Rule 41 of the Federal Rules of Civil Procedure, Direct Action Plaintiffs The Kroger Co.; Safeway, Inc.; Walgreen Co.; Hy-Vee, Inc.; Albertsons LLC; The Great Atlantic & Pacific Tea Company; H.E. Butt Grocery Company; Publix Super Markets, Inc.; Supervalu Inc.; and Giant Eagle, Inc. (collectively “Direct Action Plaintiffs”) and Defendant Cal-Maine Foods, Inc. (“Cal-Maine”), stipulate and agree to the dismissal, with prejudice, of Direct Action Plaintiffs’ claims against Cal-Maine in the above-captioned case, with each side bearing its own attorneys’ fees and costs. The Stipulation of Dismissal, with prejudice, is intended to be without prejudice to Direct Action Plaintiffs’ claims against any other Defendant or alleged co-conspirators in the above-captioned case. A proposed Order of Dismissal, with prejudice, accompanies this Stipulation as Exhibit A.

1

Exhibit 10.1

Respectfully submitted,
Dated:

William J. Blechman, Esquire
Richard Alan Arnold, Esquire
Kevin J. Murray, Esquire
Douglas H. Patton, Esquire
Samuel J. Randall, Esquire
KENNY NACHWALTER, P.A.
1441 Brickell Avenue
Suite 1100
Miami, Florida 33131
Tel: (305) 373-1000
Fax: (305) 372-1861
E-mail: wblechman@knpa.com

Counsel For Direct Action Plaintiffs The Kroger Co.; Safeway, Inc.; Walgreen Co.; Hy-Vee, Inc.; Albertsons LLC; The Great Atlantic & Pacific Tea Company, Inc.; and H.E. Butt Grocery Company

Dated:

Bernard D. Marcus, Esquire
Moira Cain-Mannix, Esquire
Brian C. Hill, Esquire
MARCUS & SHAPIRA LLP
One Oxford Center
301 Grant Street, 35th Floor
Pittsburgh, PA 15219
Tel: (412) 338-5200
Fax: (412) 391-8758
E-mail: marcus@marcus-shapira.com

Counsel for Direct Action Plaintiff Giant Eagle, Inc.

2

Exhibit 10.1

Dated:

Joseph M. Vanek, Esquire
David P. Germaine, Esquire
VANEK, VICKERS & MASINI P.C.
55 West Monroe Street
Suite 3500
Chicago, Illinois 60603
Tel: (312) 224-1500
Fax: (312) 224-1510
E-mail: jvanek@vaneklaw.com

Counsel for Direct Action Plaintiffs Supervalu Inc. and Publix Super Markets, Inc.

Dated:

Veronica S. Lewis, Esquire
GIBSON, DUNN & CRUTCHER LLP
2100 McKinney Avenue
Suite 1100
Dallas, Texas 75201
Tel: (214) 698-3320
Fax: (214) 571-2936
E-mail: vlewis@gibsondunn.com

Counsel for Defendant Cal-Maine Foods, Inc.

3

Exhibit 10.1

EXHIBIT 1A
UNITED STATES DISTRICT COURT
IN THE EASTERN DISTRICT OF PENNSYLVANIA

____________________________________
:
IN RE: PROCESSED EGG PRODUCTS     :    MDL No. 2002
ANTITRUST LITIGATION         :    Case No: 08-md-02002
____________________________________:
:
THIS DOCUMENT APPLIES TO:    :
:
DIRECT ACTION PLAINTIFFS’         :
CASES                    :
____________________________________:

ORDER OF DISMISSAL WITH PREJUDICE OF DIRECT ACTION
PLAINTIFFS’ CLAIMS AGAINST DEFENDANT CAL-MAINE FOODS, INC.
This cause is before the Court pursuant to Rule 41 of the Federal Rules of Civil Procedure on the Stipulation of Direct Action Plaintiffs The Kroger Co.; Safeway, Inc.; Walgreen Co.; Hy-Vee, Inc.; Albertsons LLC; The Great Atlantic & Pacific Tea Company; H.E. Butt Grocery Company; Publix Super Markets, Inc.; Supervalu Inc.; and Giant Eagle, Inc. (collectively the “Direct Action Plaintiffs”) and Defendant Cal-Maine Foods, Inc. (“Cal-Maine”), to dismiss, with prejudice, Direct Action Plaintiffs’ claims against Cal-Maine in the above-captioned case, with each side bearing its own attorneys’ fees and costs. The Court has considered the Stipulation, the record in the case, and being otherwise advised, it is
ORDERED and ADJUDGED that the Stipulation for the dismissal, with prejudice, of Direct Action Plaintiffs’ claims against Cal-Maine in the above-captioned case, with each side bearing its own attorneys’ fees and costs, be and the same is Accepted. Accordingly it is

ORDERED and ADJUDGED that the claims in the above-captioned case of Direct Action Plaintiffs The Kroger Co.; Safeway, Inc.; Walgreen Co.; Hy-Vee, Inc.; Albertsons LLC; The Great Atlantic & Pacific Tea Company; H.E. Butt Grocery Company; Publix Super Markets, Inc.; Supervalu Inc.; and Giant Eagle, Inc. against Defendant Cal-Maine, Inc. be and the same are dismissed, with prejudice, with each side bearing its own attorneys’ fees and costs. This Order of Dismissal, with prejudice, is without prejudice to the Direct Action Plaintiffs’ claims against any other Defendant or alleged co-conspirator in the above-captioned case.
DONE and ORDERED in Chambers in Philadelphia, Pennsylvania this ____ day of _____________, 2018.

Hon. Gene E.K. Pratter
United States District Judge

Exhibit 10.1

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

THE KROGER CO.

Kroger
The Kroger Co.
Kroger Limited Partnership I
KRGP Inc.
Kroger Texas L.P.
The Kroger Co. of Michigan
Baker's
City Market
Copps
Copps Food Center
Dillon
Dillon Companies, Inc.
FMJ, Inc.
Food 4 Less
Food 4 Less Holdings, Inc.
Fred Meyer
Fred Meyer, Inc.
Fred Meyer Jewelers, Inc.
Fred Meyer Stores, Inc.
Fry's
Gerbes
Harris Teeter
Harris Teeter, Inc.
Harris Teeter, LLC
Healthy Options, Inc.
Jay C Food Stores
Junior Food Stores of West Florida, Inc.
Kessel
Kessel Food Markets, Inc.
King Soopers
Kwik Shop, Inc.
Loaf 'N Jug
Mariano's Fresh Market
Metro Market
Mini Mart
Mini-Mart, Inc.
Owen's
Pick 'n Save
Pay Less Super Markets
QFC
Quik Stop
Quik Stop Markets, Inc.
Ralphs
Ralphs Grocery Company
Roundy's Inc.
Ruler Foods
Smith's
Smith's Food & Drug Centers, Inc.
THGP Co., Inc.
The Copps Corporation
Tom Thumb
Turkey Hill
Turkey Hill, L.P.

In re Processed Egg Products Antitrust Litigation

<u>REQUEST TO BE EXCLUDED FROM LITIGATION CLASS</u>

<u>SAFEWAY INC.</u>

Safeway

Safeway Inc.

Safeway Food & Drug

Carr-Gottstein Foods Co.

Dominick's

Dominick's Finer Foods, LLC

Extreme Value

Extreme Value Centers

Genuardi's

Genuardi's Family Markets

Genuardi's Family Markets LP

Jerseymaid Milk Products

Pak 'N Save Foods

Pavilions

Pavilions Place

Randall's

Randall's Food & Drugs LP

Simon David

The Vons Companies, Inc.

Tom Thumb Food & Drugs

Vons

Vons Grocery Company

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

HY-VEE, INC.

Hy-Vee

Hy-Vee, Inc.

Perishable Distributors of Iowa, Ltd.

Perishable Dist of Iowa

Egg and egg product purchases from Topco Associates LLC, Topco Associates, Inc. and any of its predecessors affiliates purchased from one or more Defendants and their co-conspirators, which ever sold to Hy-Vee.

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

ALBERTSONS COMPANIES LLC

Albertsons

Albertson's, Inc.

Albertsons LLC

Albertsons Companies LLC

Acme Markets

American Stores Company

American Drug Stores Company

American Drug Stores, Inc.

American Drug Stores LLC

Bristol Farms

Jewel Foods

Jewel Foods, Inc.

Jewel Food Stores

New Albertson's Inc.

Shaw's Supermarkets, Inc.

Star Market

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

A & P

The Great Atlantic & Pacific Tea Company, Inc.

Farmer Jack

Food Basics

Pathmark

Pathmark Stores, Inc.

Sav-A-Center

Super Fresh

The Food Emporium

Waldbaum's

In re Processed Egg Products Antitrust Litigation

<u>REQUEST TO BE EXCLUDED FROM LITIGATION CLASS</u>

<u>H.E. BUTT GROCERY COMPANY</u>

H-E-B

H.E. Butt Grocery Company

H-E-B Mexico

Central Market

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

WALGREEN CO.

Walgreen

Walgreen Co.

Duane Reade

Duane Reade, Inc.

Egg and egg product purchases from the Grocers Supply Co., Inc., Prairie Farms Dairy, Inc., Beyer Farms, Inc., Garber Bros., Inc., McLane Company, Inc., Atlantic Dominion Distributors, Cooper-Booth Wholesale Co., Dearborn Wholesale Grocers, L.P., Farner-Bocken Company, H.T. Hackney Co., Harbor Wholesale Grocery, and Imperial Trading (collectively "Assignor(s)") purchased from one or more Defendants and their co-conspirators which each Assignor sold to Walgreen. Furthermore, pursuant to an assignment agreement between Walgreen and The Grocers, Supply Co. ("Grocers"), Walgreen informs you that such assignment includes only claims for eggs which Walgreen purchased from Grocers, and specifically does not include eggs sold by Grocers to customers other than Walgreen.

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

GIANT EAGLE, INC.

Giant Eagle, Inc., and all of its subsidiaries and controlled companies, including but not limited to Riser Foods Company trading as American Seaway Foods

Giant Eagle

Giant Eagle DSD Dept.

Giant Eagle Markets Inc.-Pittsburgh

ConAgra Foods, Inc., only to the extent that it has assigned a claim to Giant Eagle, Inc.

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

SUPERVALU, INC.

Supervalu, Inc.

Supervalu Holdings, Inc.

American Procurement & Logistics Co. LLC

Cub Foods

F.F. Acquisition, L.L.C.

Moran Foods, Inc. or Save-A-Lot

NC&T Supermarkets, Inc.

Preferred Products, Inc.

Richfood, Inc.

Sav-a-Lot

Sav-a-Lot Food Stores, Ltd.

Sav-a-Lot Tyler Group, LLC

Scott's Food Stores, Inc.

Shop 'n Save Warehouse Foods, Inc.

Shoppers Food Warehouse Corp.

Southstar, LLC

Supermarket Operators of America, Inc.

Super Rite Foods, Inc.

Value Ventures 2, Inc.

W Newell & Co.

In re Processed Egg Products Antitrust Litigation

REQUEST TO BE EXCLUDED FROM LITIGATION CLASS

PUBLIX SUPER MARKETS, INC.

Publix Super Markets, Inc.

Publix – Bldg #4 – Lakeland

Publix – Bldg #46 – Lakeland

Publix – Lakeland

Publix Deli Kitchen – Winter Haven

Publix Super Markets [note - Publix Super Markets, Inc. *is* listed, which is the correct entity]

Publix Supermarkets [note - Publix Super Markets, Inc. *is* listed, which is the correct entity]

Publix Supermarket – Dacula

Publix Supermarket – Deerfield Beach

Publix Supermarket – Jacksonville

Publix Supermarket – Lakeland

Publix Supermarket – Orlando

Publix – Atlanta

Morning Song LLC

571859.1